As filed with the Securities and Exchange Commission on May 14, 2013

File Nos. 33-63574 & 333-57843

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Post-Effective Amendment No. 1
to
Form S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CHROMCRAFT REVINGTON, INC.
(Exact name of registrant as specified in its charter)

Delaware	35-1848094
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1330 Win Hentschel Boulevard, Suite 250 West Lafayette, Indiana	47906
(Address of Principal Executive Offices)	(Zip Code)

1992 Stock Option Plan
(As Amended and Restated by the 2007 Executive Incentive Plan)
(Full title of the plan)

James M. La Neve
Vice President and Chief Financial Officer
Chromcraft Revington, Inc.
1330 Win Hentschel Boulevard, Suite 250
West Lafayette, Indiana 47906
(Name and address of agent for service)
(765) 807-2640
(Telephone number, including area code, of agent of service)
With a copy to:
Michael J. Messaglia, Esq.
Krieg DeVault LLP
One Indiana Square, Suite 2800
Indianapolis, Indiana 46204
(317) 636-4341

Indicate by check mark whether the registrant is a large accelerated filed, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 relates to Registration Statements on Form S-8 (collectively, the “Registration Statements”), File Nos. 33-63574 and 333-57843, respectively, which registered 550,000 shares and 700,000 shares, respectively, of common stock, $0.01 par value, of Chromcraft Revington, Inc. (the “Company”) for issuance pursuant to the Company’s 1992 Stock Option Plan, as amended and restated by the Company’s 2007 Executive Incentive Plan.  This Post-Effective Amendment No. 1 is being filed to deregister any and all shares of Company common stock previously registered under the Registration Statements that remain unsold.

Item 8.	Exhibits.

The following is a complete list of Exhibits filed or incorporated by reference as part of this Post-Effective Amendment to the Registration Statements on Form S-8:

Number	Description

24.1	Power of Attorney of the Directors of the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statements on Form S-8 (Nos. 33-63574 and 333-57843) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Lafayette, State of Indiana, on May 14, 2013.

Chromcraft Revington, Inc.
(Registrant)

By:	/s/ Ronald H. Butler
Ronald H. Butler
Chairman of the Board of Directors
and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statements has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Ronald H. Butler	Date: May 14, 2013
Ronald H. Butler
Chairman of the Board of Directors
and Chief Executive Officer
(Principal Executive Officer)

/s/ James M. La Neve	Date: May 14, 2013
James M. La Neve
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Directors:	David L. Kolb, Larry P. Kunz, Theodore L. Mullett and John D. Swift

By:	/s/ James M. La Neve
Vice President and Chief Financial Officer,
	as Attorney-in-Fact*	Date: May 14, 2013

*	Pursuant to authority granted by a power of attorney, a copy of which is filed herewith as Exhibit 24.1.

INDEX TO EXHIBITS

Number	Description

24.1	Power of Attorney of the Directors of the Registrant